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                                                                   EXHIBIT 10.26



                                 AMENDMENT NO. 1
                                       TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


                  This Amendment is made and entered into this ___ day of September, 1997 as of the Amendment Date (as defined below) by and between CMI Industries, Inc., a Delaware corporation (the "Company"), and James A. Ovenden (the "Executive").

                              Background Statement

                  Executive is the Executive Vice President and Chief Financial Officer of the Company. The parties hereto are parties to an Amended and Restated Employment Agreement dated as of January 1, 1996 (the "Existing Employment Agreement," and as amended hereby, the "Employment Agreement," the terms defined therein being used herein as therein defined unless otherwise defined herein). The Existing Employment Agreement provides that it will expire on December 31, 1997 if either Executive or the Company gives notice of nonrenewal on or before October 1, 1997. The parties desire to enter into this Amendment to provide for an extension of the term of, and to otherwise modify in certain respects, the Existing Employment Agreement.

                                    Agreement

                  In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                  1. Amendments. The Existing Employment Agreement is hereby amended effective as of October 1, 1997 (the "Amendment Date") as follows:

                           a. Paragraph 3 is hereby amended to delete therefrom each reference to the Effective Date and to substitute in lieu of each such reference the phrase "Amendment Date", so that the Initial Period shall be for a period of two years commencing on the Amendment Date.

                           b. Paragraph 4(a) is hereby amended to delete therefrom the reference "$225,000" and to substitute in lieu thereof "$250,000".

                           c. Paragraph 4(b) is hereby amended to delete therefrom the second sentence thereof in its entirety and to substitute in lieu thereof the following:

                  "So long as the current plan is in effect and has not been modified,


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                  the maximum amount of incentive compensation that Executive shall be entitled to receive, as a percentage of Base Salary, shall be the greater of 50% or the maximum specified in the plan."

                           d. Paragraph 4 is hereby amended to include therein the following subparagraph 4(e), which shall appear immediately following subparagraph 4(d):

                  "(e)     Special Compensation. (i) If during the Period (or
                  within 6 months after the expiration thereof while Executive is employed by the Company) a Change of Control (as defined in subparagraph 6(e) below) occurs, then Executive shall be entitled to receive an amount equal to the applicable amount shown below for the Transaction Value (as defined below) of the Change of Control per share of Common Stock outstanding immediately prior to the occurrence of the Change of Control:


Per Share Amount to
Shareholders of
Transaction Value                   Amount of Special Compensation

Greater than $40 but less           $21,000 for each $1.00 of Transaction Value
  than or equal to $45              in excess of $40, plus, if the Transaction
                                    Value is not a whole dollar, a proportionate amount of $21,000 to reflect the fraction of a $1.00 included in the Transaction Value

Greater than $45 but less           $105,000, plus $35,000 for each $1.00 of
  than or equal to $50              Transaction Value in excess of $45, plus,
                                    if the Transaction Value is not a whole
                                    dollar, a proportionate amount of $35,000 to reflect the fraction of a $1.00 included in the Transaction Value

Greater than $50                    $280,000, plus $49,000 for each $1.00 of
                                    Transaction Value in excess of $50, plus, if the Transaction Value is not a whole dollar, a proportionate amount of $49,000 to reflect the fraction of a $1.00 included in the Transaction Value

                  "Transaction Value" shall mean an amount equal to the sum of the aggregate fair market value of any securities issued and any other non-cash consideration delivered, and any cash consideration paid, to the Company or its security holders in connection with the Change of Control, as reasonably determined by the Compensation Committee of the Board of Directors at the time. The Transaction Value per share shall be appropriately adjusted to account for stock dividends, stock


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                  splits, reverse stock splits and like changes to Common Stock.
                  Compensation shall be payable under this SUBPARAGRAPH 4(E) within seven business days of the occurrence of the Change of Control but, in the case of a Change of Control based upon a vote of the Company's stockholders, in no event earlier than the occurrence of the underlying event upon which the stockholders vote.

                           (ii) In addition to the amounts provided for in
                  SUBPARAGRAPH 4(E)(i) above, the Company shall pay to Executive the amount, if any, which when added to the other amounts payable to Executive under this SUBPARAGRAPH 4(E), will place Executive in the same after-tax position as if the excise tax penalty of Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor statute of similar import, did not apply to any of the amounts payable under this SUBPARAGRAPH 4(E). Amounts payable under the immediately preceding sentence shall be paid not less than 14 business days prior to the date Executive must pay any portion of such excise tax penalty, whether by estimated tax payment or otherwise.

                           (iii) Notwithstanding anything to the contrary
                  contained herein, all compensation provided for in this SUBPARAGRAPH 4(E) shall be payable regardless of whether Executive's employment with the Company is terminated (for any reason) in connection with or subsequent to the Change of Control."

                           e.       Subparagraph 6(d) is hereby amended as
         follows:

                                    (1)      To delete the word "In" which
                                             appears as the first word of the
         first sentence thereof and to substitute in lieu thereof the phrase "Except as otherwise provided in this Subparagraph 6(d), in".

                                    (2)      To insert in clause (iii) thereof
         the phrase "subparagraph 4(e) and" immediately preceding the phrase "SUBPARAGRAPH 6(E)".

                           f. Subparagraph 6(e)(i)(1) is hereby amended to include the following phrase at the end thereof: "plus any special compensation payable under SUBPARAGRAPH 4(E) hereof".

                           g. Subparagraph 6(e)(i)(6) is hereby amended to delete such subparagraph in its entirety.

                           h. Paragraph 11 is hereby amended to include in the second parenthetical

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         thereof the phrase "subparagraph 4(e) or" immediately preceding the phrase "paragraph 6(e)."

                  2. Agreement in Force. Except as amended hereby, all of the provisions of the Existing Employment Agreement shall be and remain in full force and effect. Upon the effectiveness hereof, each reference in the Existing Employment Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Existing Employment Agreement shall mean and be a reference to the Employment Agreement.

                  3. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto, any successors to or assigns of the Company and Executive's heirs and the personal representatives of Executive's estate. The Existing Employment Agreement, as amended hereby, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements or understanding to the contrary. Titles and caption of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. The Employment Agreement may be further modified or amended only in an instrument executed by the party against whom the modification or amendment is asserted. This Amendment may be executed by the party against whom the modification or amendment is asserted. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the Amendment Date as provided above.

                                    CMI INDUSTRIES, INC.

                                    By: /s/
                                        ---------------------------
                                      Title: Director
                                             ----------------------



                                    /s/ James A. Ovenden
                                    ------------------------------
                                    James A. Ovenden


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